Exhibit 23







                  INDEPENDENT AUDITORS' CONSENT











     We consent to the incorporation by reference in Registration Statements Nos. 333-02245, 33-17405, 33-17530, 33-28118, 33-47446
and 33-78102 of Photronics, Inc. on Form S-8 and in Registration Statement No. 33-60945 of Photronics, Inc. on Form S-3 of our report dated December 9, 1996 appearing in this Annual Report on Form 10-K of Photronics, Inc. for the year ended October 31, 1996.








DELOITTE & TOUCHE LLP
Hartford, Connecticut
January 24, 1997